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                                                                   Exhibit No. 2
                                                                   -------------












                        PAINEWEBBER MANAGED ASSETS TRUST

                         A Massachusetts Business Trust



                                RESTATED BY-LAWS



                                November 19, 1997

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                   BY-LAWS OF PAINEWEBBER MANAGED ASSETS TRUST

                                    ARTICLE I
                                   ----------

                              DECLARATION OF TRUST,
                              ---------------------

                          LOCATION OF OFFICES AND SEAL
                          ----------------------------

         Section 1.01. DECLARATION OF TRUST: These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of PaineWebber Managed Assets Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

         Section  1.02.  PRINCIPAL  OFFICE OF THE  TRUST:  Resident  Agent:  The
principal office of the Trust shall be located in the City of New York, New York. Its resident agent in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees may from time to time designate. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

         Section 1.03. SEAL: The seal of the Trust shall be circular in form and shall bear the name of the Trust. The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS
                                  ------------

         Section 2.01. SHAREHOLDER MEETINGS: Meetings of the shareholders may be called at any time by the Trustees or, if the Trustees shall fail to call any meeting for a period of 30 days after written request of Shareholders owning at least one-tenth of the outstanding shares entitled to vote, then such Shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

         Section 2.02. PLACE OF MEETINGS: All meetings of the Shareholders shall be held at the principal office of the Trust, except that the Trustees may designate a different place of meeting within the United States.

         Section 2.03. NOTICE OF MEETING: The secretary or an assistant secretary or such other officer as may be designated by the Trustees shall cause notice of the place, date and hour, and purpose or purposes for which the meeting is called, to be mailed, not less than fifteen days before the date of the meeting, to each Shareholder entitled to vote at such meeting, at his address as it appears on the records of the Trust at the time of such mailing. Notice of any Shareholders' meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.


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         Section 2.04.  BALLOTS:  The vote upon any question  shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

         Section 2.05. VOTING; Proxies: Shareholders entitled to vote may vote either in person or by proxy, provided that such proxy to act is authorized to act by (1) a written instrument, dated not more than eleven months before the meeting and executed either by the Shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees. Proxies shall be delivered to the secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

         Section 2.06. ACTION WITHOUT A MEETING: Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III
                                   -----------

                                    TRUSTEES
                                    --------

         Section 3.01. REGULAR MEETINGS: Regular meetings of the Trustees may be held without further call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without further call or notice immediately after and at the same place as any meeting of the Shareholders.

         Section 3.02. SPECIAL MEETINGS: Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the Trustees or by two or more Trustees, provided that notice thereof shall being given to each Trustee as set forth in the Declaration of Trust.

         Section 3.03. COMMITTEES: The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an executive committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no

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such rescission  shall have  retroactive  effect.  Any such committee may act by meeting in person, by unanimous written consent, or by telephonic meeting provided a quorum of members participates in any such telephonic meeting.

         Section 3.04. OTHER COMMITTEES: The Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers perform such duties and abide by such procedures as may be determined from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee of Trustees.

         Section 3.05. COMPENSATION: Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

         Section 4.01. GENERAL: The officers of the Trust shall be a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but need not be a Trustee or shareholder. Any two or more offices may be held by the same person.

         Section 4.02. ELECTION AND TERM OF OFFICE: The president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting in each calendar year or at such later meeting in such year as the Trustees shall determine ("Annual Meeting"). Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time. The president, treasurer and secretary shall hold office until the next Annual Meeting and until their respective successors are chosen and qualified, or in each case until he dies, resigns, is removed or become disqualified. Each other officer shall hold office and each agent shall retain his authority at the pleasure of the Trustees.

         Section 4.03. POWERS: Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

         Section 4.04. CHAIRMAN OF THE BOARD: The chairman of the Board of Trustees, if one is so appointed, shall be chosen from among the Trustees and may hold office only so long as he continues to be a Trustee. Unless the Trustees otherwise provide, the chairman, if any is so appointed, shall preside at all meetings of the Shareholders and of the Trustees at which he is present; may be ex officio a member of all committees established by the Trustees; and shall have such other duties and powers as specified herein and as may be assigned to him by the Trustees.

         Section 4.05. PRESIDENT: The president shall be the chief executive officer of the Trust and, subject to the supervision of the Trustees, shall have general charge of the business, affairs and property of the Trust and general supervision over its officers, employees and agents. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Trustees.

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         Section  4.06.  VICE  PRESIDENTS:  The  Trustees  may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Trustees or the president. At the request or in the absence or disability of the president, the vice president (or, if there are two or more vice presidents, then the senior of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

         Section 4.07. TREASURER AND ASSISTANT TREASURERS: The treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He shall render to the Trustees, whenever directed by the Trustees, an account of the financial condition of the Trust and of all his transactions as treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Trustees a like report for such financial year. He shall perform all the acts incidental to the office of treasurer, subject to the control of the Trustees.

         Any assistant treasurer may perform such duties of the treasurer as the treasurer or the Trustees may assign, and, in the absence of the treasurer, (or, if there are two or more assistant treasurers, then the senior of the assistant treasurers present and able to act) may perform all the duties of the treasurer, subject to the control of the Trustees.

         Section 4.08. SECRETARY AND ASSISTANT SECRETARIES: The secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in books to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, all of which shall at all reasonable times be open to inspection by the Trustees. He shall perform such other duties as appertain to his office or as may be required by the Trustees.

         Any assistant secretary may perform such duties of the secretary as the secretary or the Trustees may assign, and, in the absence of the secretary, (or, if there are two or more assistant secretaries. then the senior of the assistant secretaries present and able to act) may perform all the duties of the secretary.

         Section 4.09. SUBORDINATE OFFICERS: The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 4.10. REMUNERATION: The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Trustees, except that the Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of
Section 4.09 hereof.

         Section 4.11. SURETY BONDS: The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, ("1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust

                                       4
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including  responsibility  for  negligence  and for the accounting of any of the
Trust's property, funds or securities that may come into his hands.

         Section 4.12. RESIGNATION: Any officer may resign his office at any time by delivering a written resignation to the Trustees, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4.13. REMOVAL: Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at a regular meeting or any special meeting of the Trustees called for such purpose. In addition, any officer or agent appointed in accordance with the provision of Section 4.09 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

         Section 4.14. VACANCIES AND NEWLY CREATED OFFICES: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting of the Trustees or, in the case of any office created pursuant to Section 4.09 hereof, by any officer upon whom such power shall have been conferred by the Trustees.

                                    ARTICLE V
                                    ---------

                                    CUSTODIAN
                                    ---------

         Section 5.01. EMPLOYMENT OF CUSTODIAN: The Trustees shall at all times employ one or more banks or trust companies organized under the laws of the U.S. or one of the states thereof provided that each such bank or trust company has capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as the Trust's agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

         (1) to hold the securities owned by the Trust and deliver the same upon written order, or oral order if confirmed in writing, or order delivered by such electromechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;

         (2) to receive and give receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

         (3)      to disburse such moneys upon orders or vouchers;

and the Trust may also enjoy such custodian as its agent:

         (1) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

         (2) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series or Class (which terms are defined in the Declaration of Trust) in accordance with the provisions of the Declaration of Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a vote of a majority of the outstanding


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shares of the Trust entitled to vote,  the custodian  shall deliver and pay over all property of the Trust held by it as specified in such vote.

         The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

         Section 5.02. USE OF CENTRAL SECURITIES HANDLING SYSTEM: Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit any or all of the securities owned by the Trust
(1) in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust; or (2) with such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

                                   ARTICLE VI
                                   ----------

                               EXECUTION OF PAPERS
                               -------------------

         Section 6.01. GENERAL: Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted, or endorsed by the Trust shall be executed by the president, any vice president, or the treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE VII
                                  ------------

                          SHARES OF BENEFICIAL INTEREST
                          -----------------------------

         Section 7.01. SHARE CERTIFICATES: No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of Share certificates, subject to the provisions of Section 7.03, each Shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or a vice president and by the treasurer, assistant treasurer, secretary or assistant secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         In lieu of issuing certificates for shares, the Trustees, the transfer agent or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares,

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who  shall in either  case be  deemed,  for all  purposes  hereunder,  to be the
holders  of  certificates   for  such  shares  as  if  they  had  accepted  such
certificates and shall be held to have expressly assented and agreed to the terms hereof.

         Section 7.02. LOSS OF CERTIFICATES: In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

         Section 7.03. DISCONTINUANCE OF ISSUANCE OF CERTIFICATES: The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

         Section 7.04. EQUITABLE INTEREST NOT RECOGNIZED: The Trust shall be entitled to treat the holder of record of any Share or Shares of the Trust as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

         Section 7.05. TRANSFER OF SHARES: The Shares of the Trust shall be transferable only by transfer recorded on the books of the Trust, in person or by attorney.

                                  ARTICLE VIII
                                  ------------

                             FISCAL YEAR; ACCOUNTANT
                             -----------------------

         Section 8.01. FISCAL YEAR: The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.

         Section 8.02.  ACCOUNTANT:

         (a) The Trust shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Trust and to sign and certify the financial statements of the Trust. The accountant's certificates and reports shall be addressed both to the Trustees and to the Shareholders of the Trust.

         (b) Any vacancy occurring due to the death or resignation of the accountant may be filled by a majority vote of the Trustees who are not interested persons of the Trust.

                                   ARTICLE IX
                                   ----------

                                    INSURANCE
                                    ---------

         Section 9.01. INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES: The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer or employee of the Trust, or is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability.

         The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                    ARTICLE X

                       AMENDMENTS; REPORTS; MISCELLANEOUS
                       ----------------------------------

         Section 10.1. AMENDMENTS: These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.

         Section 10.2. REPORTS: The Trustees shall at least semiannually submit to the Shareholders a written report of the transactions of the Trust, including financial statements that shall at least annually be certified by independent public accountants.

         Section 10.3. GENDER: As used in these By-Laws, the masculine gender shall include the feminine and neuter genders.

         Section 10.3. HEADINGS: Headings are placed in these bylaws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

         Section 10.4. INSPECTION OF BOOKS: The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.




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